                                                                    EXHIBIT 10.6


                                 FEE AGREEMENT
                                 -------------

          This FEE AGREEMENT, dated as of May 23, 2000 (the "Agreement"), by and between Dynatech Corporation, a Delaware corporation (the "Company") and Clayton, Dubilier & Rice, Inc., a Delaware corporation ("CD&R").

                              W I T N E S S E T H:

          WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of February 14, 2000 (the "Merger Agreement"), by and among the Company, Wavetek Wandel Goltermann, Inc., a Delaware corporation ("WWG") and DWW Acquisition Corporation, a Delaware corporation and an indirect subsidiary of the Company ("MergerCo"), MergerCo has merged with and into WWG (the "Merger") on the date hereof;

          WHEREAS, in connection with the Merger, the Company sold an aggregate of 43.125 million shares of Company Common Stock to the Clayton, Dubilier & Rice Fund V Limited Partnership ("Fund V") and the Clayton, Dubilier & Rice Fund VI Limited Partnership ("Fund VI"; and together with Fund V and any other investment vehicle managed by CD&R, the "CD&R Funds") for an aggregate purchase price of $172.5 million (the "CD&R Funds Subscription");

          WHEREAS, the CD&R Funds are managed by CD&R, and the general partner of Fund V is Clayton, Dubilier & Rice Associates II Limited Partnership, a Cayman Islands exempted limited partnership ("Associates II") and the general partner of Fund VI is Clayton, Dubilier & Rice Associates VI Limited Partnership, a Cayman Islands exempted limited partnership ("Associates VI"; together with Associates II and any general partner of any other investment vehicle managed by CD&R, "CD&R Associates"), and the general partner of Associates II is CD&R Investment Associates II, Inc., a Delaware corporation ("Associates II Inc.") and the general partner of Associates VI is CD&R Investment Associates VI, Inc., a Delaware corporation ("Associates VI Inc."; together with Associates II Inc. and any other general partner of CD&R Associates, "Associates Inc.");

          WHEREAS, the Company has previously entered into: (i) an Indemnification Agreement, dated as of May 21, 1998 (the "Fund V Indemnification Agreement"), by and among the Company, Dynatech LLC (formerly known as Telecommunications Techniques Co., LLC), a Delaware limited liability company ("Dynatech LLC"), CD&R and Fund V, (ii) a Consulting Agreement, dated as of May 21, 1998 (the "Consulting Agreement"), by and among the Company, Dynatech LLC, CD&R and Fund V, and (iii) an Indemnification Agreement, dated as of date hereof (the "Fund VI Indemnification Agreement"; together with the Fund V Indemnification Agreement, the "Indemnification Agreements"), by and among the Company, Dynatech LLC, CD&R and Fund VI;

          WHEREAS, the Company is entering into a Credit Agreement, dated as of the date hereof, among the Company, Dynatech LLC, Wavetek Wandel Goltermann GmbH and Dynatech Subworld Holdings GmbH, the lenders named therein, Morgan Guaranty and Trust Company of New York, as Administrative Agent, Commerz Bank, as German Term Loan Servicing Bank, Credit Suisse First Boston, as Syndication Agent and The Chase Manhattan Bank and Bankers Trust Company, as Co-Documentation Agents, providing for borrowing of up to a maximum principal amount of $860 million (the "Senior Secured Financing"); and

          WHEREAS, CD&R has performed financial, management advisory and other services for the Company, including but not limited to assistance in connection with (i) the preparation, negotiation, execution and delivery of the Merger Agreement, (ii) the retention of legal, accounting, environmental, insurance, investment banking, financial and other advisors and consultants in connection with the Merger and the Senior Secured Financing, (iii) the preparation, negotiation, execution and delivery of the commitment, fee and engagement letters, purchase agreement, credit agreement, guarantee and collateral agreement, pledge agreements and other security agreements, subscription agreements, registration rights agreement amendment, transfer and paying agent agreement, and other agreements, instruments and documents, relating to the Merger and the Senior Secured Financing, (iv) the preparation and circulation of information and offering memoranda, a registration statement and other materials in connection with the Senior Secured Financing and (v) the structuring, implementation and consummation of the Merger and the CD&R Funds Subscription (all such services listed in clauses (i) - (v) collectively, the "Merger Services").

          NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, the parties hereto hereby agree as follows:

          1.      Compensation; Payment of Expenses. (a) The Company agrees to
                  ---------------------------------
pay to CD&R, concurrent with the execution of this Agreement, as compensation for the Merger Services, a fee of $6,000,000.

          2.      Indemnification.  (a) The Company confirms and reaffirms its
                  ---------------
obligations pursuant to the Indemnification Agreements. Without limiting the generality of the foregoing, the Company confirms and agrees that (i) it shall indemnify, defend and hold harmless CD&R, the CD&R Funds, CD&R Associates and Associates Inc., their respective successors and assigns and each of the respective directors, officers, partners, employees, agents, advisors, representatives and controlling persons (within the meaning of the Securities Act of 1933, as amended) and their respective successors and assigns (collectively, "Indemnitees") from and against any and all claims, obligations, liabilities, causes of action, actions, suits, proceedings, investigations, judgments, decrees, losses, damages, fees, costs and expenses (including without limitation interest, penalties and fees and disbursements of attorneys, accountants, investment bankers and other professional advisors) (collectively, "Obligations"), whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to, the performance of the Merger Services, except to the extent that any such Obligation is found in a final judgment by a court having jurisdiction to have resulted from the gross negligence or intentional misconduct of an Indemnitee,
(ii) no Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or their respective security holders or creditors with respect to any Obligation in any way resulting from, arising out of or in connection with, based upon or relating to, the performance of the Merger Services, except to the extent that any such Obligation is found in a final judgment by a court having jurisdiction to have resulted from the gross negligence or intentional misconduct of an Indemnitee, and (iii) the rights of each Indemnitee to be indemnified under any agreement, document, certificate or instrument or applicable law are independent of and in addition to any rights of such Indemnitee under any other agreement, document, certificate or instrument or applicable law.

          (b) The Company hereby agrees to advance costs and expenses, including attorneys' fees, incurred by CD&R (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or any Indemnitee in defending any claim relating to any Obligation in advance of the final disposition of such claim within 30 days of receipt from CD&R of (i) a notice setting forth the amount of such costs and expenses (a "Payment Notice") and (ii) an undertaking by or on behalf of CD&R or such Indemnitee to repay amounts so advanced if it shall ultimately be determined that CD&R or such Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement. CD&R may submit Payment Notices to the Company monthly.

          3.   Independent Contractor Status.  The parties agree that CD&R shall
               -----------------------------
perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither CD&R nor any of its employees or agents shall, solely by virtue of this Agreement or the arrangements hereunder, be considered employees or agents of the Company nor shall any of them have authority to contract in the name of or bind the Company, except as expressly agreed to in writing by the Company. The Company hereby acknowledges and agrees that the agreements, arrangements or understandings entered into by CD&R on behalf of the Company, MergerCo or any of their respective subsidiaries prior to the date hereof in connection with the Merger (including, but not limited to, any confidentiality agreements and agreements with brokers or finders) and set forth on a schedule attached hereto shall be obligations of the Company binding on it to the same extent as such obligations may be binding on CD&R, and the Company shall fully perform, and indemnify and hold harmless CD&R from and against, all such obligations. Any duties of CD&R arising out of its engagement to perform services hereunder shall be owed solely to the Company.

          4.   Notices. Any notice or other communication required or permitted
               -------
to be given or made under this Agreement by one party to the other parties shall be in writing and shall be deemed to have been duly given and effective (i) on the date of delivery if delivered personally or (ii) when sent if sent by prepaid telegram, or mailed first-class, postage prepaid, registered or certified mail, or facsimile transmission as follows (or to such other address as shall be given in writing by one party to the other parties in accordance herewith):

          If to the Company, to:

               Dynatech Corporation
               Corporate Headquarters
               3 New England Executive Park
               Burlington, Massachusetts 01803-5087
               Facsimile: (781) 229-8850
               Telephone: (781) 221-2012
               Attention: General Counsel
               ---------

          If to CD&R, to:

               Clayton, Dubilier & Rice, Inc.
               375 Park Avenue
               18th Floor
               New York, New York 10152
               Telephone: (212) 407-5200
               Telecopy:  (212) 407-5252
               Attention: Joseph L. Rice, III
               ---------

          with a copy to:

               Debevoise & Plimpton
               875 Third Avenue
               New York, New York 10022
               Telephone: (212) 909-6000
               Telecopy: (212) 909-6836
               Attention: Franci J. Bladdberg, Esq.
               ---------

          5.   Entire Agreement. This Agreement, together with the
               ----------------
Indemnification Agreements, (i) contains the complete and entire understanding and agreement of CD&R, Dynatech LLC and the Company with respect to the subject matter hereof and (ii) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, in respect of the subject matter hereof, including but not limited to in respect of the engagement of CD&R in connection with the subject matter hereof. There are no representations or warranties of CD&R in connection with this Agreement or the services to be provided hereunder, except as expressly made and contained in this Agreement.

          6.   Headings. The headings contained in this Agreement are for
               --------
purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

          7.   Counterparts. This Agreement may be executed in several
               ------------
counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

          8.   Binding Effect; Assignment. This Agreement shall be binding upon
               --------------------------
and inure to the benefit of the parties to this Agreement and their respective successors and assigns and to each Indemnitee, provided that none of CD&R, the Company or Dynatech LLC may assign any of its rights or obligations under this Agreement without the express written consent of the other party hereto. This Agreement is not intended to confer any right or remedy hereunder upon any person other than the parties to this Agreement and their respective successors and permitted assigns and each Indemnitee.

          9.   Governing Law.  This Agreement shall be governed in all respects
               -------------
including as to validity, interpretations and effects by the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The Company, Dynatech LLC and CD&R hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America, in each case located in the State, City and County of New York, solely in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The Company, Dynatech LLC and CD&R hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 4, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

         10.   Waiver of Jury Trial. Each party hereto acknowledges and agrees
               --------------------
that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore it hereby irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) it understands and has considered the implications of this waiver, (iii) it makes this waiver voluntarily, and (iv) it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications contained in this Section 10.


          11.  Amendment; Waivers.  No amendment, modification, supplement or
               ------------------
discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party or Indemnitee against whom enforcement of the amendment, modification, supplement, discharge or waiver is sought (and in the case of the Company, approved by resolution of the Board of Directors of the Company). Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party or Indemnitee granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto or any Indemnitee of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party hereto or any Indemnitee on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, powers or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights, power or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party or Indemnitee may otherwise have at law or in equity or otherwise.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                   CLAYTON, DUBILIER & RICE, INC.



                   By:        /s/ Donald J. Gogel
                        -----------------------------------------------
                       Name:  Donald J. Gogel
                       Title: President, Chief Executive Officer,
                                Secretary and Assistant Treasurer


                   DYNATECH CORPORATION


                   By:          /s/ Allan M. Kline
                       ------------------------------------------------
                       Name:   Allan M. Kline
                       Title:  Vice President


                   DYNATECH LLC

                   By: Dynatech Corporation, its sole member



                   By:        /s/ Allan M. Kline
                      -------------------------------------------------
                       Name: Allan M. Kline
                       Title: Vice President